                                                             ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-63731 for Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on Form S-6.



Hartford, Connecticut                                   /s/ Arthur Andersen LLP
August 25, 2000